UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2022

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

395 HUDSON ST, FLOOR 7
NEW YORK, New York 10014
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its Current Report on Form 8-K dated November 15, 2022, MediaCo Holding Inc. (the “Company”) received a deficiency letter (the “Nasdaq Letter”) from the staff of the Nasdaq Listing Qualifications Department (the “Staff”) stating that the Company no longer complied with Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires a minimum $2.5 million stockholders’ equity, and thus the Company's Class A common stock (listed on The Nasdaq Capital Market) would be subject to delisting unless the Company requested a hearing before a Nasdaq Hearings Panel (the “Panel”) on or before November 22, 2022.

Pursuant to the Nasdaq Letter, the Company promptly requested a hearing before the Panel, with the intention of presenting a plan to regain compliance with the Rule.

On December 14, 2022, the Company received a letter (the “Second Nasdaq Letter”) from the Nasdaq Office of General Counsel stating that it had been informed the Staff that the Company’s stockholders’ equity deficiency had been cured, and that the Company is now in compliance with all applicable listing standards. Consequently, the Second Nasdaq Letter informed the Company that the scheduled hearing to appeal the delisting proceedings had been cancelled, and the Company’s stock will continue to be listed on The Nasdaq Stock Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIACO HOLDING INC.

Date: December 15, 2022	By:	/s/ Bradford A. Tobin
Bradford A. Tobin President, Chief Operating Officer and General Counsel